SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

   X   Filed by the Registrant
  ----
       Filed by a Party other than the Registrant

  Check the appropriate box:

          Preliminary Proxy Statement
          Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
       X  Definitive Proxy Statement
          Definitive Additional Materials
          Soliciting Material Pursuant to Section 240.14a-11(C) or
           Section 240.14a-12

                         Home Properties of New York, Inc.
                 (Name of Registrant as Specified in Its Charter)

             --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

     X    No fee required
         $125 per Exchange Act Rules O-11c(1)(ii), 14a-6(I)(1), 14a-6(I)(2)or Item 22(a)(2) of Schedule 14A Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and O-11.

          1) Title of each class of securities to which transaction applies:
               ----------------------------------------------------------
          2) Aggregate Number of securities to which transaction applies:

               ----------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

               ----------------------------------------------------------
          4) Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------
          5) Total fee paid:

               ----------------------------------------------------------

          Fee paid previously by written preliminary materials.

          Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)    Amount Previously Paid:  --------------------------------
          2)    Form Schedule or Registration Statement No.:  -----------
          3)    Filing Party: -------------------------------------------
          4)    Date Filed:  --------------------------------------------

HOME PROPERTIES OF NEW YORK, INC.
Suite 850
Clinton Square
Rochester, New York 14604




March 30, 2001



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Home Properties of New York, Inc. The Annual Meeting will be held on Tuesday, May 1, 2001 at 2:30 p.m. at the Dryden Theater of the International Museum of Photography at the George Eastman House, 900 East Avenue, Rochester, New York 14607.

     A Notice of Annual Meeting and a Proxy Statement are enclosed.  They
describe the matters to be acted upon at the Annual  Meeting.   Your vote on
these matters is very important. Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, this year for the first time, you may also choose to vote by telephone or internet. Voting by any of these methods before the meeting will insure that your shares are represented at the meeting, whether or not you plan to attend in person.

     We look forward to seeing you at the meeting.



                          Norman P. Leenhouts
                          CHAIRMAN AND CO-CHIEF EXECUTIVE
                          OFFICER



                          Nelson B. Leenhouts
                          PRESIDENT AND CO-CHIEF EXECUTIVE
                          OFFICER

HOME PROPERTIES OF NEW YORK, INC.
Suite 850
Clinton Square
Rochester, New York  14604
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2001
_______________________________________

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Home Properties of New York, Inc. (the "Company") will be held on Tuesday, May 1 2001 at 2:30 p.m. at the Dryden Theater of the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607 for the following purposes:

            1. To elect twelve directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are elected;

            2. To ratify the Board of Director's appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001; and

            3. To consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

      The Board of Directors set the close of business on March 16, 2001 as the record date. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. (If you hold your stock in the name of a brokerage firm, bank or other nominee,
only that entity can vote your shares.   Please give instructions for your
shares to be voted to the person responsible for your account.)

      There are four ways to vote:

      - by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope;

      -  by internet at HTTP://WWW.PROXYVOTING.COM/HME;

      -  by toll-free telephone at 1-800-840-1208; or

      -  by written ballot at the meeting.

      If you vote by internet or telephone, your vote must be received before midnight of the day before the Annual Meeting. You may change your vote or revoke your proxy at any time before the Annual Meeting:

      -  by returning a later dated proxy card;

      - by sending written notice to Ann M. McCormick, Secretary of the Company at 850 Clinton Square, Rochester, New York 14604;

      -  by entering a new vote by internet or telephone; or

      -  by completing a written ballot at the Annual Meeting.

Rochester, New York                       By Order of the Board of Directors
March 30, 2001                            Ann M. McCormick, Secretary
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.

HOME PROPERTIES OF NEW YORK, INC.
Suite 850
Clinton Square
Rochester, New York  14604
---------------------------------------
PROXY STATEMENT
---------------------------------------
FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1, 2001


March 30, 2001

GENERAL INFORMATION
This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties of New York, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company
(the "Annual Meeting").   The Annual Meeting will be held on Tuesday, May 1,
2001 at 2:30 p.m. at the Dryden Theater at the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607. The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is March 30, 2001.

WHO MAY VOTE
Stockholders of the Company as of the Company's record date, March 16, 2001, may vote.

OUTSTANDING SHARES
On March 16, 2001, 22,052,653 shares of the Company's Common Stock were outstanding. Each share of common stock has one vote.

HOW TO VOTE
There are four ways to vote:
1.      internet at HTTP://WWW.PROXYVOTING.COM/HME;
2.      toll-free telephone at (800)840-1208;
3.      completing and mailing your proxy card; or
4.      written ballot at the Annual Meeting.

HOW PROXIES WORK
The Company's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (Nelson B. Leenhouts and Norman P. Leenhouts, the Company's Co-Chief Executive Officers) to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted "for" all director candidates and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2001. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. For example, if you hold shares through someone else, such as a stock broker, you may get proxy material from them.

QUORUM
In order to carry out the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED
A majority of the votes cast at the Annual Meeting is necessary to elect each of the nominees for directors named in this Proxy Statement and to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001. Any other matter properly brought before the meeting also requires the favorable vote of a majority of the votes cast. Under Maryland law, if a stockholder abstains on a vote, the abstention does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in determining the "votes cast".

CHANGING YOUR VOTE
You may revoke your proxy before it is voted by entering a new vote by internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company's Secretary in writing prior to the Annual Meeting as follows: Ann M. McCormick, 850 Clinton Square, Rochester, New York 14604.

PROPOSAL 1
ELECTION OF DIRECTORS

     At the Annual Meeting, twelve individuals will be elected to serve as directors until the 2002 Annual Meeting and until their successors are elected.

     The Board of Directors has nominated Norman P. Leenhouts, Nelson B. Leenhouts, Edward J. Pettinella, Burton S. August, Sr., William Balderston, III, Alan L. Gosule, Leonard F. Helbig, III, Roger W. Kober, Albert H. Small, Clifford W. Smith, Jr., Paul L. Smith and Amy L. Tait to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected.

     The favorable vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for the election of the Nominees as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

     Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees. The information is up to date through March 16, 2001.

     Norman P. Leenhouts, 65, has served as Chairman of the Board of Directors, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as Chairman of the Board of Home Properties Management, Inc. ("HP Management") and as a director of Home Properties Resident Services, Inc. (formerly known as Conifer Realty Corporation) ("HPRS ") since their formation. Since 2000, he is also Chairman of the Board of HPRS. Norman Leenhouts is a co-owner, together with Nelson Leenhouts, of Home Leasing Corporation, the Company's predecessor ("Home Leasing"), and served as Chairman of Home Leasing since 1971. He is a director of Hauser Corporation and Rochester Downtown Development Corporation and is a member of the Board of Trustees of Roberts Wesleyan College. He is a graduate of the University of Rochester and is a certified public accountant. He is the twin brother of Nelson Leenhouts.

     Nelson B. Leenhouts, 65, has served as President, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as President and Chief Executive Officer of HP Management and as a director of HPRS since their formation. Since 2000, he is also President of HPRS. Nelson Leenhouts was the founder, and a co-owner, together with Norman Leenhouts, of Home Leasing, and served as President of Home Leasing since 1967. He is a director of Hauser Corporation and a member of the Board of Directors of the National Multi Housing Council. Nelson Leenhouts is a graduate of the University of Rochester. He is the twin brother of Norman Leenhouts.

     Edward J. Pettinella, 49, has served as Executive Vice President and a director of the Company since February, 2001 when he joined the Company. From 1997 until February, 2001, Mr. Pettinella served as President, Charter One Bank (N.Y. Division) and Executive Vice President of Charter One Financial, Inc. From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer. Mr. Pettinella serves on the Boards of Directors of the YMCA of Greater Rochester, State University at Geneseo, Geneseo Foundation, Syracuse University School of Business, Rochester Chamber of Commerce, United Way of Greater Rochester, Rochester Economic Development Corporation and the Memorial Art Gallery. Mr. Pettinella is a graduate of the State University at Geneseo and holds an MBA from Syracuse University.

     Burton S. August, Sr., 85, has been a director of the Company since August, 1994. Mr. August is currently a director of Monro Muffler Brake, Inc., a publicly traded company where Mr. August served as Vice President from 1969 until he retired in 1980. Mr. August is honorary Vice Chairman of the Board of Trustees of Rochester Institute of Technology, on the Board of Directors of Park Ridge Health Systems and Hillside Children's Center Foundation, on the cabinet of the Al Sigl Center, on the Finance Committee of the United Way of Greater Rochester and a Trustee of the Otetiana Council Boy Scouts of America.

     William Balderston, III, 73, has been a director of the Company since August, 1994. From 1991 to the end of 1992, he was an Executive Vice President of The Chase Manhattan Bank, N.A. From 1986 to 1991, he was President and Chief Executive Officer of Chase Lincoln First Bank, N.A., which was merged into The Chase Manhattan Bank, N.A. He is a Senior Trustee of the University of Rochester and a member of the Board of Governors of Strong Memorial Hospital. Mr. Balderston is also a Trustee of the Genesee Country Village and Museum, as well as a member of the board of the Genesee Valley Conservancy. He is a graduate of Dartmouth College.


     Alan L. Gosule, 60, has been a director of the Company since December, 1996. Mr. Gosule has been a partner in the law firm of Clifford Chance Rogers & Wells LLP, New York, New York, since August, 1991 and prior to that time was a partner in the law firm of Gaston & Snow. He serves as Chairman of the Clifford Chance Rogers & Wells LLP Tax Department and Real Estate Securities practice group. Mr. Gosule is a graduate of Boston University and its Law School and received a LL.M. from Georgetown University. Mr. Gosule also serves on the Boards of Directors of 32 funds of the Pilgrim Capital Corporation, the Simpson Housing Limited Partnership, F.L. Putnam Investment Management Company, and Colonnade Partners. Clifford Chance Rogers & Wells LLP acted as counsel to Coopers & Lybrand LLP in its capacity as advisor to the State Treasurer of the State of Michigan in connection with its investment of retirement funds in Home Properties of New York, L.P. (the "Operating Partnership") and Mr. Gosule was the nominee of the State Treasurer under the terms of the investment agreements relating to that transaction.

     Leonard F. Helbig, III, 55, has been a director of the Company since August, 1994. Since 1999, Mr. Helbig has been President of Financial Services for Cushman & Wakefield, Inc. Prior to that, Mr. Helbig served as Executive Managing Director of the Asset Services and Financial Services Groups since 1984. He joined Cushman & Wakefield in 1980 and is also a member of that firm's Executive Committee and Board of Directors. Mr. Helbig is a member of the Urban Land Institute, the Pension Real Estate Association and the International Council of Shopping Centers. Mr. Helbig is a graduate of LaSalle University and holds the MAI designation of the American Institute of Real Estate Appraisers.

     Roger W. Kober, 67, has been a director of the Company since August, 1994. Mr. Kober is currently a director of RGS Energy Corporation and its wholly owned subsidiary, Rochester Gas and Electric Corporation. He was employed by Rochester Gas and Electric Corporation from 1965 until his retirement on January 1, 1998. From March, 1996 until January 1, 1998, Mr. Kober served as Chairman and Chief Executive Officer of Rochester Gas and Electric Corporation. He is also a member of the Board of Trustees of Rochester Institute of Technology. Mr. Kober is a graduate of Clarkson College and holds a Masters Degree in Engineering from Rochester Institute of Technology.

     Albert H. Small, 75, has been a director of the Company since July, 1999. Mr. Small, who has been active in the construction industry for 50 years, is President of Southern Engineering Corporation. He is a member of the Urban Land Institute, National Association of Home Builders and currently serves on the Board of Directors of the National Symphony Orchestra, National Advisory Board Music Associates of Aspen, Department of State Diplomatic Rooms Endowment Fund, James Madison Council of the Library of Congress, Tudor Place Foundation, The Life Guard of Mount Vernon, Historical Society of Washington, DC and the National Archives Foundation. Mr. Small is a graduate of the University of Virginia. In connection with the acquisition of a portfolio of properties located in the suburban markets surrounding Washington, D.C., Mr. Small and others received approximately 4,086,000 operating partnership units in the Operating Partnership. Mr. Small is the nominee of the former owners of that portfolio under the terms of the acquisition documents.

     Clifford W. Smith, Jr., 54, has been a director of the Company since August, 1994. Mr. Smith is the Epstein Professor of Finance of the William E. Simon Graduate School of Business Administration of the University of Rochester, where he has been on the faculty since 1974. He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals. Mr. Smith is a graduate of Emory University and holds a PhD from the University of North Carolina at Chapel Hill.

     Paul L. Smith, 65, has been a director of the Company since August, 1994. Mr. Smith was a director, Senior Vice President and the Chief Financial Officer of the Eastman Kodak Company from 1983 until he retired in 1993. He is currently a director of Constellation Brands, Inc. and Performance Technologies, Incorporated. He is also a member of the Board of Trustees of the George Eastman House and Ohio Wesleyan University. Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern University.

     Amy L. Tait, 42, has served as a director of the Company since its inception in 1993. Effective February 15, 2001, Mrs. Tait resigned her full-time position as Executive Vice President of the Company and as a director of HP Management. She is currently a principal of Tait Realty Advisors, LLC and has entered into a consulting agreement with the Company. Mrs. Tait joined Home Leasing in 1983 and held several positions with the Company, including Senior and Executive Vice President and Chief Operating Officer. She currently serves on the M & T Bank Advisory Board and the boards of the United Way of
Rochester, Geva Theatre, the Al Sigl Center and The Commission Project.    Mrs.
Tait is a graduate of Princeton University and holds an MBA Degree from the William E. Simon Graduate School of Business Administration of the University of Rochester. She is the daughter of Norman Leenhouts.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     BOARD OF DIRECTORS. The Company is managed by a Board of Directors composed of twelve members, a majority of whom are independent of the Company's management (the "Independent Directors"). The Board of Directors met seven times in 2000. Each of the directors attended all of the meetings of the Board of Directors during 2000.

     AUDIT COMMITTEE. Alan Gosule, Leonard Helbig, Roger Kober and Paul Smith form the Audit Committee of the Board of Directors. Paul Smith is the Chairperson of the Audit Committee. The Audit Committee recommends the engagement of independent public accountants, reviews the scope of the audit engagement and any other services, reviews the independent public accountants' letter of comments and management's responses to those comments, approves other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists solely of Independent Directors. It met four times during 2000, with each of the members attending more than 75% of the meetings, except Mr. Helbig.

     MANAGEMENT AND DIRECTORS COMMITTEE. Burton August, William Balderston, Alan Gosule and Clifford Smith form the Management and Directors Committee of the Board of Directors. Clifford Smith is the Chairperson of the Management and Directors Committee. The Management and Directors Committee was formerly known as the Management Committee and prior to that, it was known as the Compensation Committee. It performs the traditional functions of a compensation committee, including establishing remuneration levels for officers and directors of the Company, reviewing significant employee benefit programs and establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Management and Directors Committee consists solely of Independent Directors. It met five times during 2000, with each of the members attending more than 75% of the meetings.

     The Board of Directors does not have a standing nominating committee. The entire Board of Directors considers Board composition and nominees, performing the function of a nominating committee.

     MANDATORY RETIREMENT POLICY. In 2000, the Board approved a retirement age policy for directors. Pursuant to the policy, the retirement age for directors was set at 75, provided that exceptions are permitted if a determination is made, after confidential discussion among other Board members, that a specific director over age 75 is expected to make a significant contribution to the Company during the following year. Such a determination was made with respect to Burton S. August, Sr. and Albert H. Small, both of whom are nominated herein to serve as directors.

COMPENSATION OF DIRECTORS

     In 2000, the Company paid its Independent Directors an annual stipend of $20,000. An additional annual stipend in the amount of $3,000 was paid to the Chairpersons of each of the Audit and the Management and Directors Committees. Independent Directors are also paid $1,000 per day for attendance (in person or by telephone) at Board and committee meetings. No change to the Independent Directors' compensation package is planned for 2001.

     Pursuant to the 2000 Stock Benefit Plan, each of the Directors is to be granted options to purchase 7,000 shares of the Company's Common Stock immediately following the annual meeting of stockholders in 2000, 2001 and 2002. The options are to have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. With respect to the options granted to Independent Directors in 2000, 2,700 were issued pursuant to the 1994 Stock Benefit Plan following the annual meeting of stockholders in May, 2000 at an exercise price of $28.3125 per share, which was the closing price of the Company's Common Stock on that date. These options represented all of the remaining options available for issuance to the Independent Directors under the 1994 Stock Benefit Plan. Issuance of any options under the 2000 Stock Benefit Plan was delayed until options to purchase shares were granted to employees under that plan with the intention of preserving the broadly based nature of the 2000 Stock Benefit Plan. Therefore in August, 2000 when options were granted to employees under the 2000 Stock Benefit Plan and on the date of the Board's regular quarterly meeting, 4,720 options were issued to each of the Independent Directors under the 2000 Stock Benefit Plan at an exercise price of $31.375 per share, which was the closing price of the Company's Common Stock on that date. The 420 additional options (to bring the total issued in 2000 to 7,420) were issued to each of the Independent Directors in order to make up for the shortfall between the $28.3125 exercise price for the options granted in May and the $31.375 exercise price for the options granted in August.

     In 1999, the Board approved a Director Deferred Compensation Plan for Independent Directors. Under the Plan, the Independent Directors can defer up to 100% of their total annual cash compensation (including meeting fees) for three, five or ten years. The Company contributes 10% of the deferred amount, which amount vests after three years. A "phantom" stock account is established for both amounts. Each deferral and Company contribution is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value. Participant's accounts are also credited with the number of shares of the Company's Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan. The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the Independent Directors as is provided to eligible employees under the Company's Deferred Bonus Plan. The Director Deferred Compensation Plan is available for compensation earned during and after 2000. Under the Plan, seven of the eight Independent Directors elected to defer some or all of the compensation earned by them in 2000.

     Directors of the Company who are employees of the Company do not receive any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending directors' meetings.

     Following her resignation as an officer of the Company, effective February 15, 2001, Mrs. Tait will be paid a pro-rated stipend for the first quarter of 2001. Mrs. Tait also entered into a consulting agreement with the Company which is described below on page 21 under the heading "Certain Relationships and Transactions".

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid during 1998, 1999 and 2000 to the Company's two Co-Chief Executive Officers and the other four most highly compensated executive officers (collectively the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                               ANNUAL COMPENSATION           Underlying
NAME AND PRINCIPAL POSITION                YEAR             SALARY             OPTIONS               OPTIONS
Norman P. Leenhouts
      Chairman and Co-Chief Executive      1998             $196,237           $156,989              15,000 sh. (9)
Officer                                    1999             $230,000           $185,969 (3)          50,000 sh.(10)
                                           2000             $276,000           $ 62,044 (4)          50,000 sh.(11)
Nelson B. Leenhouts,
      President and Co-Chief Executive     1998             $196,237           $156,989              15,000 sh.(9)
      Officer                              1999             $230,000           $185,969 (3)          50,000 sh.(10)
                                           2000             $276,000           $ 62,044 (4)          50,000 sh.(11)
Richard J. Crossed
    Executive Vice President (1)           1998             $196,237           $156,989              15,000 sh. (9)(12)
                                                                                                     50,000 sh. (10)(12)
                                           1999             $230,000           $185,969 (3)          50,000 sh. (11)(12)
                                                                                            0
                                           2000             $276,000
Amy L. Tait
    Executive Vice President (2)           1998             $131,417           $105,545              10,000 sh. (9)
                                           1999             $153,000           $125,526 (5)          35,000 sh.(10)
                                           2000             $183,600           $ 41,423 (6)          35,000 sh.(11)
David P. Gardner
     Senior Vice President and             1998             $110,417           $ 44,168               5,000 sh. (9)
      Chief Financial Officer              1999             $127,500           $ 59,168 (7)          15,000 sh.(10)
                                           2000             $153,000           $ 18,380 (8)          15,000 sh.(11)
Ann M. McCormick,
   Senior Vice President, General Counsel  1998             $110,417           $ 44,168                5,000 sh.(9)
    and Secretary                          1999             $127,500           $ 59,168 (7)          15,000 sh.(10)
                                           2000             $153,000           $ 18,380 (8)          15,000 sh.(11)

(1) Effective December 31, 2000, Mr. Crossed resigned as an officer and director of the Company.
(2)  Effective February 15, 2001, Mrs. Tait resigned as an officer of the
       Company.
(3) Includes $19,969, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(4) Includes $21,099 and $19,748 which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(5) Includes $13,426, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(5) Includes $14,186 and $13,137, which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(7) Includes $5,618, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(8) Includes $5,936 and $6,569, which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(9) These options were granted under the Company's 1994 Stock Benefit Plan and are exercisable for ten years at $25.125 per share and vest over five years.
(10) These options were granted under the Company's 1994 Stock Benefit Plan and are exercisable for ten years at $27.125 per share and vest over five years.
(11) These options were granted under the Company's 2000 Stock Benefit Plan and are exercisable for ten years at $31.3750 per share and vest over five years.
(12) Pursuant to the 1994 Stock Benefit Plan, all of Mr. Crossed's unexercised vested options will terminate on March 31, 2001 as a result of Mr. Crossed's resignation as an officer and director of the Company. Any unvested options as of December 31, 2000 terminated as of that date.


STOCK BENEFIT PLANS

     The Company's 1994 Stock Benefit Plan (the "1994 Stock Benefit Plan") was adopted by the Company at the time of its initial public offering. As of March 16, 2001, options to purchase 1,535,747 shares have been granted to employees and options to purchase 153,654 shares have been granted to Independent Directors under the 1994 Stock Benefit Plan. Of the options granted under the 1994 Stock Benefit Plan, 891,080 issued to employees and 105,215 issued to Independent Directors were outstanding on March 16, 2001.

     At the annual stockholders meeting held in 2000, the stockholders approved the Company's 2000 Stock Benefit Plan (the "2000 Stock Benefit Plan"). As of March 16, 2001, options to purchase 790,260 share have been granted to employees and options to purchase 37,760 shares have been granted to Independent Directors under the 2000 Stock Benefit Plan. Of the options granted under the 2000 Stock Benefit Plan, 784,220 issued to employees and 37,760 issued to Independent Directors were outstanding on March 16, 2001.

     In addition, in February 2001, 19,800 shares of restricted stock were issued under the 2000 Stock Benefit Plan to certain executive officers and key employees. The restrictions on these shares terminate at the end of five years with dividend and voting rights effective on the grant date.

OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth certain information relating to the options granted under the 2000 Stock Benefit Plan with respect to fiscal year ended December 31, 2000. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions in accordance with the rules of the Securities and Exchange Commission. The Company cannot predict the actual growth rate of the Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR{(1)

              Individual Grants

                                       Percent of
                        Number of       Total Options                                      Potential
                        Shares          Granted to
                        Underlying      Employees in     Exercise or
                        Options         Fiscal           Base Price       Expiration
Name                    Granted         Year             ($/sh.)          Date              5%                10%
----------              -------         ------           -------          -------           ----              ----
Norman P. Leenhouts     50,000          6.17%            $31.3750         8/1/2010         $986,578         $2,500,183
Nelson B. Leenhouts     50,000          6.17%            $31.3750         8/1/2010         $986,578         $2,500,183
Richard J. Crossed (2)  50,000          6.17%            $31.3750         8/1/2010                0                  0
Amy L. Tait (3)         35,000          4.32%            $31.3750         8/1/2010         $690,605         $1,750,128
David P. Gardner        15,000          1.85%            $31.3750         8/1/2010         $295,974        $   750,055
Ann M. McCormick        15,000          1.85%            $31.3750         8/1/2010         $295,974        $   750,055


(1) Stock appreciation rights were not granted in 2000.
(2) Effective December 31, 2000, Mr. Crossed resigned as an officer and director of the Company. Pursuant to the 2000 Stock Benefit Plan, these options terminated on that date.
(3) Effective February 15, 2001, Mrs. Tait resigned as an officer of the
Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

      The following table sets forth the value of options held at the end of 2000 by the Company's Named Executives.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                FISCAL YEAR-END OPTION VALUES (1)




                        Number of                                  Number of Shares                Value of Unexercised
                        Shares                                  Underlying Unexercised           in-the-Money Options at
                        Acquired on        Value              Options at Fiscal Year End            Fiscal Year End (2)
Name                    Exercise          Realized         Exercisable      Unexercisable     Exercisable      Unexercisable
--------                -----------       --------         --------         ----------        --------         ----------
Norman P. Leenhouts           0                 0          25,000            106,468           $37,938          $77,356
Nelson B. Leenhouts      10,000         $  96,275          25,000            106,468           $37,938          $77,356
Richard J. Crossed (3)        0                 0          30,870            106,468           $81,596          $77,356
Amy L. Tait (4)          73,000          $803,000          21,164             74,042           $56,532          $53,125
David P. Gardner              0                 0          19,799             32,435          $115,221          $24,298
Ann M. McCormick              0                 0          21,448             32,425          $130,020          $24,223

(1) Stock appreciation rights were not granted in 2000.
(2) Based on the closing price of the Common Stock on the NYSE on December 29, 2000 of $27.9375 less the per Share exercise price of the options.
(3) Effective December 31, 2000, Mr. Crossed resigned as an officer and director of the Company. Any unvested options terminated on that date. Any unexercised options that were vested as of that date will terminate on March 31, 2001.
(4) Effective February 15, 2001, Mrs. Tait resigned as an officer of the
    Company.

EMPLOYMENT AGREEMENTS

     Norman and Nelson Leenhouts entered into employment agreements with the Company prior to its initial public offering providing for an initial term of five years commencing August 4, 1994 with automatic one year extensions (the "Employment Agreements"). Certain of the terms of the original Employment Agreements have been amended. The first extension term of the Employment Agreements expired on August 4, 2000 and the agreements automatically renewed
to August 4, 2001.   The agreements provide for the employment of Norman
Leenhouts as Chairman of the Board and Co-Chief Executive Officer of the Company and Nelson Leenhouts as President and Co-Chief Executive Officer of the
Company and President and Chief Executive Officer of HP Management.   The
Employment Agreements also provide that if employment is terminated by the Company or not renewed without cause, or terminated by the executive for good reason at any time each of the Leenhouts is entitled to receive an amount equal to twice his base salary and incentive compensation for the year preceding termination plus, in the year following termination, the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination. The Employment Agreements also entitle the Leenhoutses to receive incentive compensation pursuant to the Company's Incentive Compensation Plan, as such plan may be amended from time to time. Pursuant to their respective Employment Agreements with the Company, Norman and Nelson Leenhouts are each subject to a covenant not to compete with the Company during the term of his employment and, if either is terminated by the Company for cause or resigns without good reason, for two years thereafter. The covenants prohibit Norman and Nelson Leenhouts from participating in the management, operation or control of any multifamily residential business which is competitive with the business of the Company, except that they, individually and through Home Leasing and its affiliates, may continue to own and develop the properties managed by HP Management. The Leenhoutses have also agreed that any commercial property which may be developed by them will be managed by HP Management subject to the approval of the outside members of the Board of Directors. The Employment Agreements may be terminated by either party on written notice given sixty days prior to the expiration of the then current term.

     Richard Crossed also entered into an employment agreement with the Company, effective January 1, 1996. The terms of that agreement were substantially the same as the Employment Agreements entered into by Norman and Nelson Leenhouts as described above. The initial term expired on December 31, 2001 at which time Mr. Crossed resigned as an officer of the Company. There are no remaining obligations under Mr. Crossed's employment agreement.

     Edward Pettinella entered into an employment agreement with the Company providing for a term that commenced on February 5, 2001 and expires on December 31, 2003. The agreement provides for the employment of Mr. Pettinella as an Executive Vice President of the Company at a base salary for 2001 at an annual rate of $300,000, increasing to $350,000 for 2002 and $400,000 for 2003.
In addition, the agreement provides that Mr. Pettinella will receive incentive compensation under the Company's Incentive Compensation Plan. The factor to be applied to his base salary for purposes of determining his share of the bonus pool is 10% for 2001, 11% for 2002 and 12% for 2003. In addition, Mr. Pettinella has been granted options to purchase 100,000 shares of the Company's Common Stock and according to the Employment Agreement will be granted options to purchase an additional 50,000 shares in each of August, 2001 and August, 2002. The 100,000 options already granted vested immediately and have a ten year term. The options to be granted in August, 2001 will vest 25,000 in August, 2002 and 25,000 in August, 2003. The options to be granted in August, 2002 will vest 25,000 in August, 2003 and 25,000 in August, 2004. The Company also agreed to loan Mr. Pettinella funds sufficient to purchase 75,000 shares of its Common Stock under the Company's Director, Officer and Employee Stock Purchase Plan. If Mr. Pettinella's employment is terminated by the Company without cause or terminated by the executive for good reason, he is entitled to receive an amount equal to not less than twice his base salary and incentive compensation for the year preceding termination and the continuation of other
fringe benefits.   If Mr. Pettinella is not appointed Chief Executive Officer of the Company on or prior to December 31, 2003 and he elects to terminate his employment on or before March 31, 2004, he will be entitled to receive a lump sum payment of $800,000 plus two times his 2003 incentive compensation.

INCENTIVE COMPENSATION PLAN

     Under the Company's Incentive Compensation Plan eligible officers and key employees may earn a cash bonus based on increases in the Company's Funds from Operations ("FFO") per share/unit (computed on a diluted basis). The Incentive Compensation Plan provides for bonus units to be awarded for each percent of per share/unit FFO growth in excess of an established floor. For 2000, the floor was established at 5%. With respect to bonuses paid for services rendered in 2000, FFO growth per share/unit was 5.64 and .64 bonus units were therefore awarded. For 2001, the bonus floor has been revised to 4%.

     A factor is applied to each eligible participant's salary, ranging from 1% to 12%, which is multiplied by the resulting bonus units, to determine the split of the bonus pool. The factor applied to the salaries of Norman and Nelson Leenhouts, Richard Crossed and Amy Tait was increased from 10% to 12%, effective with the bonuses payable for services rendered in 2000. The factor applied to the salaries of David Gardner and Ann McCormick is 6%.

     Incentive Plan participants in the 1% and 2% bonus categories are limited to bonuses equal to ten times (10 bonus units) bonus category amounts. There is no limit for participants in the 3% bonus category or above, except there is a deferral component when bonus units are in excess of a ceiling. The ceiling established is as follows:

                                             Bonus
                      YEAR               UNIT CEILING

                      2000                    6
                      2001 and beyond         5

     The deferred amount plus interest at 6% will be paid out at the rate of 50% in each of the following two years, provided the Company achieves the 5% floor in per share/unit growth each year.

     Since the bonus units for 2000 were less than 6, no amounts were deferred.

DIRECTOR, OFFICER AND EMPLOYEE STOCK PURCHASE AND LOAN PROGRAM

     The Company has made various loans to its officers and directors pursuant to its Director, Officer and Employee Stock Purchase and Loan Program, which the Board approved in 1996 (the "Stock Purchase Program"). The loans were used by the recipients to purchase the Company's Common Stock. The Stock Purchase Program approved by the stockholders at the 1998 Annual Meeting of the Stockholders provided that the Company can loan approximately 50% of the purchase price to the Independent Directors and arrange for loans from a commercial bank for the balance. The Company can loan other participating employee directors and officers 100% of the purchase price. Six of the Independent Directors and thirty-one of the Company's current or former officers, including the employee directors, have participated in some or all of the various phases of the Stock Purchase Plan. To date, 690,864 shares of the Company's Common Stock have been purchased by those officers and directors under the Stock Purchase Plan and a total of $11,734,837 has been loaned by the Company to participants. Interest rates on the existing loans range from 6.7% to 8%. All dividends from the shares issued under the Stock Purchase Plan are applied toward interest and principal payments on the Company or commercial bank loans. The loans are fully recourse to the participants and there is no provision for debt forgiveness. There was no loan made or stock issued under the Stock Purchase Plan during the fiscal year ended December, 31, 2000, however a loan of $1,965,000 was made in February, 2001 to Edward Pettinella for the purchase of 75,000 shares of the Company's Common Stock. In connection with his resignation as an officer of the Company, Mr. Crossed has repaid all of his loans under the Stock Purchase Program.

DEFERRED BONUS PLAN

     Under the Company's Deferred Bonus Plan, eligible employees can elect to defer up to 50% of their bonus under the Incentive Compensation Plan for three, five or ten years. The Company contributes 10% of the amount deferred, which amount vests after three years. A "phantom" stock account is established for both amounts. Each deferral and Company contribution is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value. The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock. Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan. Under the Deferred Bonus Plan, Nelson and Norman Leenhouts each deferred $31,022 of their 2000 bonus and David Gardner and Ann McCormick each deferred $3,676.

EXECUTIVE RETENTION PLAN

     The Company's Executive Retention Plan provides for severance benefits and other compensation to be received by certain employees, including the executive officers, in the event of a change of control of the Company and a subsequent termination of their employment without cause or voluntarily with good cause. Under this Plan, the executive officers, in the event of a termination covered by the Plan, would receive a lump sum payment equal to two times their current base salary, two times their last paid bonus under the Incentive Compensation Plan plus a "gross-up" amount necessary to pay any excise tax due on the payment. In addition, all accrued or deferred bonuses under the Incentive Compensation Plan would be paid and all stock options granted under the 1994 Stock Benefit Plan and the 2000 Stock Benefit Plan would vest.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Company's Common Stock during the five year period ended December 31, 2000 to the cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor's 500 Index for the same period. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1995. Stockholders should note that past performance does not predict future results.


    COMPARISON OF CUMULATIVE RETURNS




(GRAPH INSERTED HERE)



                        12/31/95         12/31/96         12/31/97         12/31/98         12/31/99         12/31/
                                                                                                             2000
Company Common Stock    $100.00          $143.15          $186.32         $189.87          $218.93           $227.64
NAREIT All Equity REIT   100.00           136.27           162.67          134.20           128.00            161.75
Index
S&P 500 Index            100.00           122.96           163.99          210.86           255.20            231.96

MANAGEMENT AND DIRECTORS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As part of its responsibilities, the Management and Directors Committee performs the traditional functions of a compensation committee. As such, the Management and Directors Committee of the Board of Directors is responsible for recommending to the Board compensation policies applicable to the Company's executive officers and the members of its Board of Directors, as well as broad-based compensation plans for the Company's other officers and employees generally. The Committee also makes specific annual compensation recommendations to the Board relating to the Company's executive officers. The Management and Directors Committee consists only of Independent Directors. The Committee believes that the success of the Company is, in large part, attributable to the performance and dedication of its employees and, in particular, to the leadership efforts of its executive officers. In establishing the Company's compensation program, the Management and Directors Committee's goal therefore is to: (1) attract and retain highly capable employees; (2) motivate those employees to reach the Company's operating and financial goals; and (3) encourage ownership of the Company's stock and link compensation to the performance of the Company in order to more closely align the interests of executives and other employees with those of its stockholders. To achieve these ends, the Company's executive compensation package consists of three components: base salary, annual incentive compensation in the form of a bonus under the Incentive Compensation Plan, and awards of restricted stock and stock options under the Company's Stock Benefit Plan. The Committee annually considers the appropriate combination of these three components in the executive officers' compensation packages and, among other things, weighs the competitiveness of the Company's overall compensation arrangements in relation to comparable companies.

     It is the Committee's policy that executive compensation should be deductible to the Company for federal income tax purposes. The Committee will annually consider compensation decisions in light of the limit on deductibility under Section 162(m) of the Internal Revenue Code and related regulations.

     SALARY. The Management and Directors Committee believes that, in order to attract and retain highly qualified executives, it is necessary to provide market competitive compensation. To determine whether the compensation of its senior executives was market competitive, the Committee reviewed industry peer group companies using information from each company's 2000 proxy statement.
The Committee considered base salary, incentive compensation and restricted stock and option grants to senior executives at each of the peer group companies. The comparison demonstrated to the Committee that the cash compensation level of the Company's senior executives continues to be below the peer group average.

     Based on the above review and a review and assessment of overall corporate performance as well as individual responsibilities, the Committee recommended to the Board of Directors and the Board approved a 17.8% salary increase for 2001 for each of the top two executive officers. The next five highest level executive officers received increases averaging 12.5%. Based on a similar review of peer group compensation to independent directors, the Committee recommended no adjustments for 2001 in the Company's Independent Director compensation package.

The Committee expects to make an annual review of base salaries of the executive and other key officers of the Company.

     INCENTIVE COMPENSATION. The Incentive Plan is designed to further align the interests of the Company's employees with the interests of its stockholders. The plan provides for cash bonuses based on increases in the Company's Funds From Operations on a per share/unit basis. In order to bring their total compensation to a more competitive level, the Management and Directors Committee increased the maximum factor applied to the salaries of the two Co-Chief Executive Officers for purposes of determining their shares of the bonus pool from 10% to 12%, effective with the bonuses payable for services rendered in 2000. For 2000, one-half of the bonus is nondiscretionary and one-half is payable at the discretion of the Committee. Commencing with the bonus payable for services rendered in 2001, 100% of the bonus will be payable at the discretion of the Committee. In addition, for 2001, the minimum percentage increased in Funds from Operations on a per share/unit that must be achieved in order for bonuses to be payable was changed from 5% to 4%. In light of their contributions to the growth of the Company and their overall high level of performance, the Committee determined to pay each of the Co-Chief Executive Officers as well as Amy Tait, David Gardner and Ann McCormick 100% of their bonus payable for services rendered in 2000. As part of his agreement to purchase certain of the Company's affordable housing assets, Mr. Crossed waived his right to receive any bonus for services rendered in 2000.

     The Committee expects to regularly review the Incentive Plan to assure its appropriateness.

     STOCK COMPENSATION. All stock option awards made in 2000 to employees of the Company were made pursuant to the 2000 Stock Benefit Plan. Prior to 2000, all grants had been made under the Company's 1994 Stock Benefit Plan, which was put in place at the time of the Company's initial public offering. It is expected that all future grants will be made under the 2000 Stock Benefit Plan.

     The purpose of option grants is to offer employees an incentive to maximize their efforts to promote the Company's economic performance and thereby advance the interests of the Company's stockholders. To encourage the employees to seek long term appreciation in the value of the Company's Common Stock, options are not immediately exercisable but vest over a specified period of time, typically five years.

     In 2000, the Management and Directors Committee again reviewed the number of options granted to the Co-Chief Executive Officers and other executive officers in light of the other elements of their compensation and their overall equity interest in the Company's business, including their ownership of units of limited partnership interest in the Operating Partnership. The Committee determined to encourage officers to acquire additional Common Stock by making option awards under the 2000 Stock Option Plan.

     The Management and Directors Committee therefore recommended and the Board of Directors approved the issuance of approximately 700,000 additional options to purchase Common Stock to certain officers and employees of the Company at an option price equal to the closing price on the New York Stock Exchange for a share of the Company's Common Stock on the date of the grant. Each of the Named Executives received additional options which vest 20% per year and expire in ten years. Each of the Co-Chief Executive Officers and Mr. Crossed received 50,000 additional options; Amy Tait received 35,000 additional options; and each of David Gardner and Ann McCormick received 15,000 additional options.
The other executive officers received an aggregate of 30,000 options.

     In addition, for 2001, the Committee recommended and the Board of Directors approved the issuance of 19,800 shares of restricted stock to executive officers and key employees under the 2000 Stock Benefit Plan. The purpose of these share grants is to provide incentives to and encourage the retention of selected recipients who are considered most critical to the long-term success of the Company. The restrictions on these awards lapse at the end of five years. Factors considered in determining whether to grant restricted stock to an executive included the executive's base salary level as well as the level of the executive's participation in other Company incentive based plans. The Co-Chief Executive Officers were not awarded any restricted stock. Edward Pettinella received 2,000 shares of restricted stock and each of David Gardner and Ann McCormick received 1,000 shares of restricted stock. The other executive officers received an aggregate of 2,400 shares of restricted stock.

     The Committee expects to recommend periodic awards under the 2000 Stock Benefit Plan, including the issuance of additional shares of restricted stock.

     CO-CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation to Nelson B. and Norman Leenhouts is determined substantially in conformity with the policies described above for all other executive officers of the Company.

     Submitted by the Management and Directors Committee,

     Clifford W. Smith, Jr., Chairperson
     Burton S. August, Sr.
     William Balderston, III
     Alan L. Gosule


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of Home Properties of New York, Inc. ("Home Properties") is composed of independent directors as required by the rules of the New York Stock Exchange and operates under a written charter adopted by the Committee and the Board. A copy of the Committee's charter is attached to this Proxy Statement as Annex 1.

     During 2000, the Committee met four times. The members of the Committee are identified at the end of this report.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     The independent accountants provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Committee discussed with the independent accountants their independence. All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services are reviewed by the Audit Committee, which has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

     The Committee discussed with the Company's internal auditors and the independent accountants the scope and plans for their respective audits. The Committee met with the independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls, and the quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee,

     Paul L. Smith, Chairperson
     Alan L. Gosule
     Leonard F. Helbig, III
     Roger W. Kober


FEES TO INDEPENDENT ACCOUNTANTS

AUDIT FEE

     The Company paid to PricewaterhouseCoopers LLP, the independent accountants, audit fees (inclusive of expenses) of $90,675 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for such year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage PricewaterhouseCoopers LLP to provide advice regarding its financial information systems design and implementation during the fiscal year ended December 31, 2000.

OTHER FEES

     Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $164,470.

MANAGEMENT AND DIRECTORS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During the fiscal year 2000, the Management and Directors Committee was comprised of Burton S. August, Sr., William Balderston, III, Alan L. Gosule and Clifford W. Smith, Jr. None of them have ever been an officer of the Company or any of its subsidiaries. Mr. Gosule is a partner in the law firm of Clifford Chance Rogers & Wells, LLP.In 2000, the Company paid fees to Clifford Chance Rogers & Wells, LLP in connection with certain services rendered by the firm to the State of Michigan Retirement Systems in connection with their investment in the Company as well as fees for certain limited services rendered by Clifford Chance Rogers & Wells, LLP to the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 16, 2001 regarding the beneficial ownership of shares of Common Stock by (i) directors, nominees and Named Executives of Home Properties, and (ii) directors, Nominees and executive officers of Home Properties as a group, and (iii) each person known by the Company to be the beneficial owner of more than a 5% interest in the Company. The table also includes information relating to the number and percentage of shares of Common Stock and partnership units of the Operating Partnership ("Units") beneficially owned by the persons included in (i) and
(ii) above (such Units are exchangeable into shares, or cash at the election of the Independent Directors of the Company). In preparing this table, the Company has relied on information supplied by its officers, directors, Nominees and certain stockholders, and upon information contained in filings with the SEC.


                          Number of Shares      Percentage of     Number of
Name and Address of       Beneficially          Shares            Shares/Units    Percentage of
Beneficial Owner           Owned (1)            Outstanding (1)    Owned (2)      SHARES/UNITS (2)
Norman P. Leenhouts       218,391 (3)              *              487,551 (3) (5)    2.19%
Nelson B. Leenhouts       185,653 (4)              *              454,565 (4) (5)    2.04%
Edward J. Pettinella      200,000 (6)              *              200,000 (6)          *
Amy L. Tait               121,867 (7)              *              135,680 (7)          *
Richard J. Crossed        113,474 (8)              *              376,112 (8)        1.68%
Burton S. August, Sr.      53,553 (9)              *               57,799 (9)          *
William Balderston, III    33,669 (10)             *               33,669 (10)         *
Alan L. Gosule             20,078 (11)             *               20,078 (11)         *
Leonard F. Helbig, III     43,259 (12)             *               43,259 (12)         *
Roger W. Kober             35,347 (13)             *               35,347 (13)         *
Albert H. Small             8,692 (14)             *            1,047,600 (14)       4.54%
Clifford W. Smith, Jr.     45,019 (15)             *               45,019 (15)         *
Paul L. Smith              28,271 (16)             *               28,271 (16)         *
David P. Gardner           50,719 (17)             *               54,225 (17)         *
Ann M. McCormick           50,400 (18)             *               52,702 (18)         *
All executive officers
and directors as a group
(18 persons)            1,259,176 (19)          5.71% (20)      3,122,661 (19) (21) 14.16%(21)

                                                                   Percentage of Outstanding
                                        Number of Shares           Shares As of
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED         DECEMBER 31, 2000
State Treasurer, State of Michigan      2,356,191 (22)                    10.14%
Bureau of Investments
Department of Treasury
Treasury Building, Box 15128
Lansing, MI  48901

GE Capital Equity Investments, Inc.     1,679,543 (23)                     7.23%
120 Long Ridge Road
Stamford, CT  06827

Ohio PERS                               1,627,116 (24)                     7.50%
277 East Town Street
Columbus, OH  43215

FMR Corp.                               2,129,335 (25)                     9.90%
82 Devonshire St.
Boston, MA  02109

Bank One Corporation                    1,627,116 (26)                     7.50%
One First National Plaza
Chicago, IL  60670

Perkins Wolf McDonnell & Company        2,511,120 (27)                    11.60%
53 W. Jackson Blvd., Suite 722
Chicago, IL  60604

__________
*   Less than 1%
(1) Assumes that all currently exercisable options issued to the person have been exercised. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised.
(2) Assumes that all currently exercisable options issued to the person have been exercised and all Units issued to the person have been exchanged for shares of Common Stock. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that none of the Units held by any other person have been exchanged for shares.
(3) Includes 25,000 shares which may be acquired upon the exercise of currently exercisable options, 732 shares owned by Mr. Leenhouts' spouse as to which he disclaims beneficial ownership and 7,655 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan. The 7,655 shares issuable under the Deferred Bonus Plan are fully vested, except for 183 shares which will vest in February, 2002, 395 shares which will vest in February, 2003 and 119 shares which will vest in February, 2004 or upon the death or retirement of Mr. Leenhouts prior to those dates.
(4) Includes 25,000 shares which may be acquired upon the exercise of currently exercisable options and 7,655 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan. The 7,655 shares issuable under the Deferred Bonus Plan are fully vested, except for 183 shares which will vest in February, 2002, 395 shares which will vest in February, 2003 and 119 shares which will vest in February, 2004 or upon the death or retirement of Mr. Leenhouts prior to those dates.
(5) Includes Units owned by Home Leasing and Leenhouts Ventures. Norman Leenhouts and Nelson Leenhouts are each directors, officers and 50% stockholders of Home Leasing and each owns 50% of Leenhouts Ventures. Includes 50,000 Units owned by the respective spouses of each of Norman and Nelson Leenhouts as to which they disclaim beneficial ownership.
(6) Includes 100,000 shares which may be acquired upon the exercise of currently exercisable options and a grant of 2,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse in 2006.
(7) Includes 21,164 shares which may be acquired by Mrs. Tait upon the exercise of currently exercisable options. Also includes 11,769 shares and 16,049 shares which may be acquired upon the exercise of currently exercisable options and 70 Units owned by Mrs. Tait's spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 700 shares and 2,548 Units with her spouse.
(8) Included 30,870 shares which may be acquired upon the exercise of currently exercisable options. Also includes Mr. Crossed's proportionate share of Units owned by Conifer and its affiliates. Effective December 31, 2000, Mr. Crossed resigned as an officer and director of the Company.
(9) Includes 21,679 shares which may be acquired upon the exercise of currently exercisable options, 717 shares of common stock issuable pursuant to the Directors Deferred Compensation Plan and 9,100 shares held in a trust of which Mr. August is the lifetime beneficiary. The 717 shares issuable under the Director Deferred Compensation Plan are fully vested, except for 54 shares which will vest in 2003 and 11 shares which will vest in 2004.
(10) Includes 21,679 shares which may be acquired upon the exercise of currently exercisable options.
(11) Includes 17,920 shares which may be acquired upon the exercise of currently exercisable options and 1,443 shares issuable pursuant to the Directors Deferred Compensation Plan. The 1,443 shares issuable under the Director Deferred Compensation Plan are fully vested, except for 109 shares which will vest in 2003 and 22 shares which will vest in 2004.
(12) Includes 15,999 shares which may be acquired upon the exercise of currently exercisable options and 1,398 shares issuable pursuant to the
        Directors Deferred Compensation Plan.   The 1,398 shares issuable under
        the Directors Deferred Compensation Plan are fully vested, except 105 shares which will best in 2003 and 22 shares which will vest in 2004.
(13) Includes 21,679 shares which may be acquired upon the exercise of currently exercisable options and 1,116 shares issuable pursuant to the Directors Deferred Compensation Plan. The 1,116 shares issuable under the Directors Deferred Compensation Plan are fully vested, except 101 shares which will vest in 2003.
(14) Includes 7,420 shares which may be acquired upon the exercise of currently exercisable options and 1,272 shares issuable pursuant to the Directors Deferred Compensation Plan. The 1,272 shares issuable under the Directors Deferred Compensation Plan are fully vested, except 94 shares which will vest in 2003 and 22 shares which will vest in 2004. Also includes Mr. Small's proportionate share of Units owned by Community Realty Company, Inc.
(15) Includes 17,920 shares which may be acquired upon the exercise of currently exercisable options and 1,474 shares issuable pursuant to the Directors Deferred Compensation Plan. Also includes 1,400 shares owned by Mr. Smith's spouse as custodian for their minor children and 700 shares held in a trust for the benefit of one of Mr. Smith's minor children. The 1,474 shares issued under the Directors Deferred Compensation Plan are fully vested, except 109 shares which will vest in 2003 and 25 shares which will vest in 2004.
(16) Includes 18,679 shares which may be acquired upon the exercise of currently exercisable options and 470 shares issuable pursuant to the Directors Deferred Compensation Plan. The 470 shares issued under the Directors Deferred Compensation Plan are fully vested,, except 32 shares which will vest in 2003 and 11 shares which will vest in 2004.
(17) Includes 19,799 shares which may be acquired upon the exercise of currently exercisable options and 1,159 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan. The 1,159 shares issuable under the Deferred Bonus Plan are fully vested, except for 41 shares which will vest in February, 2002, 50 shares which will vest in February, 2003 and 14 shares which will vest in February, 2004 or upon the death or retirement of Mr. Gardner prior to those dates. Also includes grant of 1,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse in 2006.
(18) Includes 21,448 shares which may be acquired upon the exercise of currently exercisable options and 1,159 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan. The 1,159 shares issuable under the Deferred Bonus Plan are fully vested, except for 41 shares which will vest in February, 2002, 50 shares which will vest in February, 2003 and 14 shares which will vest in February, 2004 or upon the death or retirement of Mrs. McCormick prior to those dates. Mrs. McCormick shares voting and dispositive power with respect to 565 Units with her spouse. Also includes grant of 1,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse in 2006.
(19) Includes 386,205 shares which may be acquired upon the exercise of immediately exercisable options, 2,400 shares of restricted stock, the restrictions on which will lapse in 2006 and 26,631 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan and the Directors Deferred Compensation Plan.
(20) Assumes that all exercisable options issued to all listed persons have been exercised and restrictions on all restricted stock have lapsed.
(21) Assumes that all exercisable options issued to all listed persons have been exercised, that restrictions on all restricted stock have lapsed and that all Units issued to all listed persons have been exchanged for shares of Common Stock.
(22) Based on a report on Form 13D, filed July 7, 2000, reflecting that the State Treasurer, State of Michigan and the individual members of the Michigan Department of Treasury's Bureau of Investments, which manages the investments for four state-sponsored retirement systems: Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Judges' Retirement System is the owner of 1,666,667 shares of Series A Senior Convertible Preferred Stock, which is convertible, at the option of the State of Michigan, into 1,666,667 shares of Common Stock, subject to adjustment, over which the State Treasurer has sole voting and dispositive power. These persons are also the beneficial owners of 689,524 shares of the Common Stock of the Company.
(23) Based on a report on Form 13G, filed February 14, 2000 reflecting that GE Capital Equity Investments, Inc. and General Electric Capital Corporation have shared voting and dispositive power with respect to 1,679,543 shares of Series B Convertible Cumulative Preferred Stock, which is convertible, at the stockholder's option, into an equal number of shares of Common Stock.
(24) Based on a report on Schedule 13G, filed February 6, 2001, reflecting that the Ohio PERS has sole voting and dispositive power with respect to the shares.
(25) Based on a report on Schedule 13G, filed February 14, 2001, filed jointly on behalf of FMR Corp., Fidelity Management and Research Company, Edward C. Johnson 3rd and Abigail P. Johnson reflecting that FMR Corp. has sole dispositive power with respect to all of such shares and sole voting power with respect to 1,278,310 of such shares.
(26) Based on a report on Schedule 13G, filed February 13, 2001, reflecting that Bank One Corporation has sole dispositive power with respect to the shares held in client accounts.
(27) Based on a report in Schedule 13G, filed February 21, 2001, reflecting that Perkins Wolf McDonnell & Company has shared dispositive and voting power with respect to 2,506,370 shares held in client accounts, including Berger Small Cap Value Fund 2 which filed a Schedule on 13G February 14, 2001, and sole voting and dispositive power with respect to 4,750 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Directors and executive officers of the Company received loans from the Company for some portion of the purchase price of shares of Common Stock purchased by them in connection with the Stock Purchase Program described above. No new loans were made under the Stock Purchase Program in 2000. As of March 16, 2001, the indebtedness to the Company of each of the Named Executives for prior loans under the Program is: Nelson B. Leenhouts - $1,390,997, Norman Leenhouts - $1,390,997, Mrs. Tait - $959,736, Mr. Gardner - $400,397 and Mrs.
McCormick - $396,714. In addition, on February 15, 2001, the Company loaned Edward Pettinella $1,965,000 to purchase 75,000 shares of Common Stock pursuant to the Stock Purchase Program. The above loans bear interest at rates ranging from 6.7% to 8%, are secured by the shares of Common Stock purchased by the above executives under the Stock Purchase Program and are fully recourse. Mr. Crossed has fully repaid all of his loans under the Stock Purchase Program.

     Home Leasing, in consideration of a portion of the Units and cash received by it in connection with the formation of the Company, assigned to HP Management certain management contracts between it and certain entities of which it is a general partner. As a general partner of those entities, Home Leasing Corporation (and, indirectly, Norman and Nelson Leenhouts) has an ongoing interest in such management contracts.

     Amy L. Tait has entered into a one year Consulting Agreement with the Company for the period from February 15, 2001 to February 15, 2002. Pursuant to the Agreement, Mrs. Tait has agreed during that period to assist the Company as a general advisor as well as to assist on special projects as requested by the Company's executive officers or the Board of Directors. In addition, Mrs. Tait has agreed not to compete with the Company during the term of the Agreement. The compensation to be paid to Mrs. Tait under the Consulting Agreement is $198,000 in equal monthly payments. In addition, she received a payment in the amount of $127,000 at the time the Consulting Agreement was signed.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, L.L.P.) has served as the Company's independent auditors since its commencement of operations and is considered by the management of the Company to be well qualified. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 2002 annual meeting of stockholders must be received by the Company by November 30, 2001. Any proposal received after February 14, 2002 will not, under the rules of the Securities and Exchange Commission, be considered timely for presentation at the 2002 annual meeting. Such a proposal must comply with the as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy, and the proponent or a representative of the proponent must attend the Annual Meeting to present the proposal.

INCORPORATION BY REFERENCE

     The Company's financial statements for the years ended December 31, 2000 and 1999, the supplemental financial information and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K (File No. 1-13136) filed with the Securities and Exchange Commission are incorporated herein by reference.
COPIES OF THE FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM YVONNE WHEELER, HOME PROPERTIES OF NEW YORK, INC., 850 CLINTON SQUARE, ROCHESTER, NEW YORK 14604 OR FROM THE SECURITIES AND EXCHANGE COMMISSION OVER THE INTERNET AT ITS WEB SITE (HTTP:\\WWW.SEC.GOV).

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

ANNEX 1

HOME PROPERTIES OF NEW YORK, INC.
AUDIT COMMITTEE CHARTER


MISSION STATEMENT

The Audit Committee will assist the Board of Directors of Home Properties of New York, Inc. (the "Company") in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the Company's business, operations, and risks.

ORGANIZATION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board's definition of independent director prohibits from serving on the Audit Committee an employee of the Company or an affiliate in the past three years, or a member of the immediate family of an executive officer who currently serves or did so in the past three years. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be appointed by a majority vote of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee Membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the manager of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should have the opportunity to review the quarterly Corporate financials before a press release or the filing of the 10Q.


ROLES AND RESPONSIBILITIES

INTERNAL CONTROL
<circle> Evaluate whether management is setting the appropriate tone at the top by communicating the
   importance of internal control;
<circle> Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;
<circle> Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and


<circle> Provide the opportunity for the external auditors to keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting
GENERAL
<circle> Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and
<circle> Ask management and the internal and external auditors about significant risks and exposures and the plans to manage such risks.

ANNUAL FINANCIAL STATEMENTS
<circle> Review the annual financial statements and determine whether they are consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles;
<circle> Pay particular attention to complex and/or unusual transactions;
<circle> Review issues involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of asset impairment; loan losses; environmental liability; litigation reserves; and other commitments and contingencies;
<circle> Meet with management and the external auditors to review the financial statements and the results of the audit;
<circle> Review management's handling of proposed audit adjustments identified by the external auditors;
<circle> Review the MD&A and other sections of the annual report before its release; and
<circle> Provide the opportunity for the external auditors to communicate certain required matters to the Committee and discuss with the Committee the quality, not just the acceptability of the Company's accounting principles and underlying estimates.

INTERIM FINANCIAL STATEMENTS
<circle> Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information;
<circle> Have the opportunity to review interim financial statements before they are released.
<circle> Ask the external auditors to communicate certain required matters to the Committee or at least its Chair and a representative of financial management prior to the filing of the Form 10-Q.

COMPLIANCE WITH LAWS AND REGULATIONS
<circle> Review the systems in place for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;
<circle> Periodically obtain updates from management, general counsel, and tax manager
   regarding compliance; and
<circle> Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission, or the Internal Revenue Service.

COMPLIANCE WITH CODE OF CONDUCT
<circle> Regularly review that a code of conduct is formalized in writing and that all employees are aware of it;
<circle> Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;
<circle> Review the program for monitoring compliance with the code of conduct;
   and
<circle> Periodically obtain updates from management and general counsel regarding compliance.

INTERNAL AUDIT
<circle> Review the activities and organizational structure of the internal audit function;
<circle> Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the internal audit manager and
<circle> Review the effectiveness of the internal audit function.

External Audit
<circle> Review the external auditors' proposed audit scope and approach;
<circle> Review the performance of the external auditors and recommend to the
   Board of Directors the appointment or discharge of the external auditors;
   and
<circle> Review the range of audit and non-audit fees
<circle> Review and confirm in writing the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES
<circle> Review the significant findings and recommendations made by the internal and external auditors and management's handling of them;
<circle> Review with the appropriate counsel, any legal matters that could have a significant impact on the Company's financial statements;
<circle> Review the policies and procedures in effect for officers' expenses and perquisites;
<circle> If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;
<circle> Perform other oversight functions as requested by the full Board; and
<circle> Review and update the charter; receive approval of changes from the
   Board.

REPORTING RESPONSIBILITIES

<circle> Regularly update the Board of Directors about Committee activities and make appropriate recommendations.
<circle> The Audit Committee must include a report in the annual proxy statement, followed by the names of all Committee members, stating whether the Committee:
     <circle> Reviewed and discussed the audited financial statements with management
     <circle> Discussed with the auditors the matters requiring discussion by
        SAS 61
     <circle> Received the written disclosures and letter from the auditors required by Independence Standards Board No. 1, and discussed with the auditors their independence
     <circle> Based on the above, recommended to the full board that the audited financial statements be included in the company's Annual Report on Form 10-K.
<circle> The SEC rules contain safe-harbor provisions regarding the disclosures about the Audit Committee Charter and report.
<circle> Receive copies of the NYSE written confirmation on Audit Committee member qualification and related Board determination.

                       HOME PROPERTIES OF NEW YORK, INC.
              REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2001

     The undersigned hereby appoints Norman P. Leenhouts and Nelson B. Leenhouts or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties of New York, Inc. which the undersigned would be entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held on May 1, 2001 and any adjournment thereof.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

 Please note any address correction here and check the box on the reverse side of this card

 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------

                                 FOR             WITHHOLD
                                 all nominees         AUTHORITY
                                 listed (except       to vote for
                                 as marked            all nominees
                                 to the contrary)     listed

PROPOSAL ONE-To elect the
following persons as directors
to serve until the next annual
meeting of stockholders and
until their successors have been
elected and have qualified.

NOMINEES:  Norman P. Leenhouts
           Nelson B. Leenhouts
           Edward J. Pettinella
           Burton S. August, Sr.
           William Balderston, III
           Alan L. Gosule
           Leonard F. Helbig, III
           Roger W. Kober
           Albert H. Small
           Clifford W. Smith, Jr.
           Paul L. Smith
           Amy L. Tait

(Instruction:   To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

____________________________________________________




PROPOSAL TWO - To ratify the appointment of    FOR    AGAINST    ABSTAIN
PricewaterhouseCoopers LLP as independent auditors for 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, INCLUDING THE ELECTION OF A PERSON DESIGNATED BY THE BOARD OF DIRECTORS AS A DIRECTOR IN THE PLACE OF A NOMINEE WHO IS UNABLE TO SERVE.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Signature: ___________________________________
Signature if held jointly _______________________________
Dated ___________, 2001
NOTE:   (Please  sign  as  name  appears above.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                       INTERNET
            http://www.proxyvoting.com/hme
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                         or

                       TELEPHONE
                    1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                         or

                        MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.



IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.